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SECURITIES AND EXCHANGE COMMISSION

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The following profiles were launched on X.com, LinkedIn.com, Instagram.com and Facebook.com, respectively, on May 16, 2024:

Defend Your Fund (by BlackRock) Your Defend Your Fund (by BlackRock) @DefendYourFund Activist hedge fund Saba is threatening to disrupt your funds and enrich itself. #Defend YourFund: Vote FOR Blackrock nominees, bit.ly/dyf-privacy 0 bit.ly/dyf-tw Joined May 2024

Defend | Fund Defend Your Fund (by BlackRock) Several BlackRock closed-end funds are at risk from Saba, an activist hedge fund. 1c #DefendYourfund, our —10K+ employees Message Home About Posts Jobs People Insights Activist hedge fund Saba is threatening to disrupt several BlackRock-managed closed-end funds (CEFs) by seeking to install its own hand-picked board nominees and fire BlackRock, a proven, highly experienced CEF manager, This change would allow Saba to implement its well-known playback: fundamentally disrupting CEF objectives and strategies—potentially eliminating the long-term recurring income investors rely on—all to enrich itself and its hedge fund Investors. CEFs have been at the heart of BlackRock since our founding in 19SB. We believe Saba’s interests aren’t aligned with CEF retail investors. We’re fighting far this product we believe in—and for you. We urge our CEF investors to protect their investment and the steady, consistent income they rely on. Vote FOR Blackcock’s CEF nominees and AGAINST Saba’s proposal using ONLY THE WHITE CAHD. Industry Company employees

The following posts were posted on the aforementioned accounts, as applicable, on May 16, 2024:

Defend Your Fund (by BlackRock) BlackRock closed-end funds holders (NYSE: BCAT, BFZ, BIGZ, BMEZ, BNY, BSTZ, ECAT, MHN, MPA, MYN): Your investment may be at risk from Saba Capital Management. Vote FOR BlackRock’s CEF nominees and AGAINST Saba’s proposal using ONLY THE WHITE CARD. #Defend Your Fund BlackRock BlackRock Closed-End Fund Investors: Defend Your Fund. Save Your Income. > Vote FOR BlackRock board nominees today CEF Fund Investors Under Threat from Saba l BlackRock Learn more black.rock com Blackrock.com Defend Your Fund (by BlackRock) Promoted The board members of BlackRock’s closed-end funds (CEFs) are experienced stewards with a demonstrated ability to deliver sustainable, long-term value. Vote FOR BlackRock’s CEF nominees and AGAINEST Saba’S proposal using ONLY THE WHITE CARD. #DefendYourFund BlackRock BlackRock Closed- End Fund Investors: Saba’s nominees are far less qualified. > Vote FOR BlackRock board nominees today Closed-End Funds Overseen by Experienced, Proven Boards J Learn more BlackRock—bi.Jckroc:l( com

Defend Your Fund (by BlackRock) BlackRock believes Saba’s interests aren’t aligned with the overall interests of retail holders--the majority owners of BlackRock’s contested closed- end funds (CEFs). Vote FOR BlackRock’s CEF nominees and AGAINST Saba’s proposal using ONLY THE WHITE CARD. #DefendYourFund BlackRock BlackRock Closed- End Fund Investors: Don’t let Saba endanger your investment. > Vote FOR BlackRock board nominees today Saba’s interest Not Aligned with Long-Term CEF Investors BlackRock BlackRock.com Defend Your Fund (by BlackRock) Promoted BlackRock’s closed-end funds (CEFs) have been at the heart of our strategy since 1988-as trusted fiduciaries, we put our investors first. Vote FOR BlackRock’s CEF nominees and AGAINST Saba’s proposal using ONLY THE WHITE CARD. #DefendYourFund BlackRock BlackRock Closed-End Fund Investors Your long-term investment depends on you. Vote FOR BlackRock board nominees today BlackRock: As Trusted Fiduciaries, We Put Our CEF Investors First’ Blackrock.com

is fighting for you. Vote FOR BlackRock board nominees today

BlackRock BlackRock Closed-End Fund Investors: Are Saba’s interests really aligned with yours? Vote FOR BlackRock board nominees today